Exhibits 5.1 and 23.2

Tel Aviv, July 10, 2024

ZOOZ Power Ltd.

4B Hamelacha St.

Lod 7152008

Israel

Re: ZOOZ Power Ltd. - Registration Statement on Form S-8

Ladies and Gentlemen:

We refer to the registration statement on Form S-8 (the “Registration Statement”), to be filed by ZOOZ Power Ltd., a company organized under the laws of the State of Israel (the “Registrant”), with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 1,925,419 of the Registrant’s Ordinary Shares, nominal value NIS 0.00286 per share (the “Ordinary Shares”), which may be issued under the Registrant’s Incentive Compensation Plan, as amended (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In our capacity as the Registrant’s Israeli counsel in connection with the registering of the Ordinary Shares pursuant to the Registration Statement, we have examined copies of the Registrant’s Articles of Association, as amended, the Plan, protocols of meetings of the Board of Directors of the Registrant with respect to the reservation of the Ordinary Shares for issuance under the Plan and other corporate records, instruments and documents we have considered necessary or appropriate for the purpose of this opinion, which were presented to us by the Registrant, and such matters of Israeli law as we have considered necessary or appropriate for the purpose of rendering this opinion. We have assumed that the Registrant presented to us all such protocols and documents relating to or having any bearing on the Plan.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the correctness and completeness of certificates of public officials and the representations set forth therein, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. We have assumed the same to have been properly given and to be accurate and we have assumed the truth of all facts communicated to us by the Registrant. We have also assumed that all protocols of meetings of the Registrant’s Board of Directors which have been provided to us are true and accurate and have been properly prepared in accordance with the Registrant’s incorporation documents and all applicable laws. We have also assumed that each individual grant under the Plan to be made after the date hereof will be duly authorized by all necessary corporate action in accordance with the Israeli Companies Law, 1999.

Based upon and subject to the foregoing, we are of the opinion that the Ordinary Shares being registered pursuant to this Registration Statement have been duly and validly authorized for registration under the Registration Statement, and if, and when, issued and paid for upon the exercise, conversion or settlement of awards pursuant to the terms and conditions of the Plan, pursuant to agreements with respect to the Plan and pursuant to the terms of the awards that have been or may be granted under the Plan, such Ordinary Shares will be validly issued, fully paid and non-assessable.

We are members of the Israeli Bar and we are opining herein as to the effect on the subject matter only of the internal laws of the State of Israel, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise the Registrant of facts, circumstances, events or developments, including, without limitation, in the law, which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Registrant, the Plan or the Ordinary Shares.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this opinion and such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K promulgated under the Securities Act.

Very truly yours,

/s/ Shibolet & Co., Law Firm
Shibolet & Co., Law Firm